Exhibit 99.1

NEWS

CONTACT:    Jeffrey Schweitzer
UNIVEST FINANCIAL CORPORATION
Chief Executive Officer
215-721-2458, SchweitzerJ@univest.net

Roger Deacon
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION ANNOUNCES RETIREMENT OF CHIEF FINANCIAL
OFFICER AND PLANNED SUCCESSION

SOUDERTON, Pa., March 18, 2019 - Univest Financial Corporation (the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced the retirement of Roger S. Deacon, effective June 30, 2019. Mr. Deacon has served as Senior Executive Vice President and Chief Financial Officer since July 1, 2016, when the Corporation acquired Fox Chase Bancorp, Inc. where he served as Chief Financial Officer for nine years.

Brian J. Richardson, Executive Vice President and Director of Finance of the Corporation, will assume the position of Chief Financial Officer, effective July 1, 2019. Mr. Richardson also joined the Corporation on July 1, 2016, at the time of the Fox Chase Bancorp, Inc. acquisition, where he served as Senior Vice President and Director of Accounting for five years. Mr. Richardson began his career at KPMG LLP, where he served as a Senior Manager in their Financial Services Audit Practice.

In order to ensure a seamless transition, Mr. Deacon will remain an employee of the Corporation through March 31, 2020, in a non-executive, part-time role.

Jeffrey M. Schweitzer, President and CEO of Univest Financial Corporation commented “The Univest family congratulates Roger on his retirement and we appreciate his contributions to the Corporation over the last three years. Brian is a valued member of the Univest leadership team and has been a part of Roger’s finance teams for the last eight years. We are confident of a smooth transition and I wish Roger all the best in his retirement.”

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $5.0 billion in assets and $3.3 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2018. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.

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This press release of Univest Financial Corporation and the reports Univest Financial Corporation files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Financial Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Financial Corporation future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Financial Corporation is engaged; (6) technological issues that may adversely affect Univest Financial Corporation financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Financial Corporation files with the Securities and Exchange Commission. Univest Financial Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.